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EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CenterSpan Corporation (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank G. Hausmann, Jr., Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Frank G. Hausmann, Jr.
---------------------------
Frank G. Hausmann, Jr.
Chief Executive Officer, Chairman of the Board, and
acting Chief Financial Officer
CenterSpan Communications Corporation
March 28, 2003

A signed original of this written statement required by Section 906 has been provided to CenterSpan Communications Corporation and will be retained by CenterSpan Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.